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              [LETTERHEAD OF POWELL, GOLDSTEIN, FRAZER & MURPHY]

                                     December 31, 1996

GranCare, Inc.                                   Vitalink Pharmacy Service, Inc.
One Ravinia Drive                                1250 East Diehl Road
Suite 1500                                       Naperville, Illinois 60563
Atlanta, Georgia 30346

        Re: Registration Statement on Form S-4 of Vitalink Pharmacy Services, Inc. ("Vitalink") containing the Information Statement/Prospectus for Vitalink and the Proxy Statement for GranCare, Inc. ("GranCare") dated December 31, 1996 (the "Vitalink Registration Statement") and Registration Statement on Form S-1 of New GranCare, Inc. ("New GranCare") Pertaining to Shares of New GranCare Common Stock, Par Value $.001 Per Share dated December 31, 1996 (the "New GranCare Registration Statement" and together with the Vitalink Registration Statement, the "Registration Statements")

Gentlemen:

        You have requested our opinion concerning certain of the federal income tax consequences of certain of the transactions described in the Registration Statements; specifically, the "Distribution" and the "Merger" (as those terms are defined in the Registration Statements). In connection with rendering this opinion we have made certain assumptions and relied upon the representations of the management of GranCare, New GranCare, and Vitalink as to the facts upon which this opinion is based.

        Based upon the assumptions and the representations, we confirm our opinion as set forth in the Registration Statements under the heading "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."

        The opinion addresses only the effect under the federal income tax laws of the Distribution and the Merger, and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state.

        We hereby consent to the filing of this opinion as an exhibit to such Registration Statements and the reference to our firm and the above-mentioned opinion under the heading "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" included in the Registration Statements. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,


                                        POWELL, GOLDSTEIN, FRAZER & MURPHY